DREYFUS PREMIER EQUITY FUNDS, INC.

                              ARTICLES OF AMENDMENT


     DREYFUS PREMIER EQUITY FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended to provide that any Class A, Class B, Class C, Class R and Class T shares of the Corporation's Dreyfus Premier Agressive Growth Fund that are issued and outstanding immediately prior to these Articles of Amendment becoming effective be canceled and, until thereafter reclassified, shall be authorized but unissued Class A, Class B, Class C, Class R and Class T shares of Dreyfus Premier Aggressive Growth Fund.

     SECOND: The foregoing amendment to the charter of the Corporation was duly authorized and advised by the Board of Directors of the Corporation and approved by the shareholders of the Corporation, in accordance with the Corporation's charter.

     IN WITNESS WHEREOF, Dreyfus Premier Equity Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President, and witnessed by its Secretary, as of the 14th day of August, 2003.

                                          DREYFUS PREMIER EQUITY FUNDS, INC.



                                          By:  /S/MARK N. JACOBS
                                                  Mark N. Jacobs
                                                  Vice President
/S/ MICHAEL A. ROSENBERG
Michael A. Rosenberg
Secretary


(PAGE)


                                   CERTIFICATE

     THE UNDERSIGNED, Vice President of Dreyfus Premier Equity Funds, Inc. (the "Corporation"), who executed on behalf of said Corporation the foregoing Articles of Amendment of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation, and certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein relating to the authorization and approval are true in all material respects, under the penalties of perjury.


Dated:  August 14, 2003                  DREYFUS PREMIER EQUITY FUNDS, INC.



                                         /S/MARK N. JACOBS
                                            Mark N. Jacobs
                                            Vice President